Exhibit 10.6

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

SECOND AMENDMENT, dated as of April 11, 2019 (this “Amendment”), to the Third Amended and Restated Credit Agreement, dated as of February 28, 2018 (as heretofore amended by that certain First Amendment, dated as of August 1, 2018 and in effect as of the date hereof, the “Credit Agreement”), among Starwood Property Mortgage Sub-10, L.L.C. and Starwood Property Mortgage Sub-10-A, L.L.C., as Borrowers, Starwood Property Trust, Inc. and the subsidiaries of Starwood Property Trust, Inc. from time to time party thereto, as Guarantors, Bank of America, N.A., as Administrative Agent thereunder (in such capacity, the “Administrative Agent”) and the Lenders from time to time party thereto (collectively, the “Lenders”).  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Borrowers have requested that the Credit Agreement be modified as herein set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.   Amendments Relating to Eligible Loan Assets and Financial Covenant.

1.1  New Definitions.  Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:

“CRE Loan Asset” means (i) a commercial mortgage loan (including any construction loan) originated or acquired by a Borrower or (ii) a commercial mortgage loan (including any construction loan), together with the related mezzanine loan, originated or acquired by a Borrower, including any future funding obligations set forth under the definitive documentation evidencing or governing such loan and any advances by a Borrower thereunder.  For the avoidance of doubt, a mezzanine loan itself does not constitute a CRE Loan Asset but as described in clause (ii) above may comprise part of a CRE Loan Asset.

“Future Funding Advance” means, at any time, one or more advances funded by a Borrower pursuant to the documentation governing one or more Eligible Loan Assets which Eligible Loan Assets are included in the Borrowing Base Amount at the time of funding such advance(s).

“Permitted Project Finance Loan Asset Restrictions” means, with respect to any Project Finance Loan Asset, customary restrictions on transfers of such Project Finance Loan Asset that are set forth in the documentation governing such Loan Asset including (a) consent rights of the obligor, administrative agent and, in the case of an assignment of any future funding obligation, issuing bank thereunder, (b) requirements that transferees have a minimum rating, (c) requirements that a transferee be a commercial bank or other financial institution (including any requirements that such bank or institution is regulated under the applicable laws of any country in the OECD and/or have a minimum combined capital and surplus) and/or (d) where an obligor is organized or Property is located outside the United States, any requirement that a transferee be authorized to operate in such jurisdiction and/or not subject the obligor to any tax gross-up obligations; provided that in no event may any such restrictions (other than any consent rights described in clause (a)) limit the ability to transfer (including by way of foreclosure) any portion of such Loan Asset to the Administrative Agent for the benefit of the Secured Parties.

“Project Finance Loan Asset” means a performing whole first lien senior secured loan or a controlling or non-controlling participation or syndicated interest therein secured by a downstream, midstream or  upstream oil and gas project, or a natural gas, solar, hydro, waste, geothermal or wind power generation project originated or acquired by a Borrower, including any future funding obligations under a delayed draw term loan facility, revolving facility or letter of credit facility set forth under the definitive documentation evidencing or governing such loan and any advances by a Borrower thereunder.

“Second Amendment” means the Second Amendment to this Agreement, dated as of April 11, 2019, among the Loan Parties, the Administrative Agent and the Lenders party thereto.

“Second Amendment Effective Date” has the meaning specified in Section 3.1 of the Second Amendment.

1.2  Amended and Restated Definitions.  Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definitions of “Borrowing Base Shortfall”,  “Loan Asset”,  “Permitted Collateral Liens” and “Warehouse Lines” in their entirety as follows:

“Borrowing Base Shortfall” means, at any time, the amount (if any) by which:

(a)  the sum of (i) the aggregate outstanding Borrowing Base Contributions of all Eligible Loan Assets that are CRE Loan Assets included in the calculation of clause (a) of the Borrowing Base Amount at such time and for which an Approved Appraisal of the Properties securing any such Eligible Loan Asset has not been received by the Administrative Agent on or prior to such time, and (ii) the aggregate Outstanding Value of all Eligible Property Assets included in the computation of Borrowing Base Amount at such time and for which an Approved Appraisal has not been received by the Administrative Agent on or prior to such time, exceeds

(b)  an amount equal to eighty five percent (85%) of the then aggregate Adjusted Appraised Values of each Property that relates to a Pledged Additional Collateral Asset and is described in either clause (i) or clause (ii) of the definition of Additional Collateral Asset.

“Loan Asset” means a CRE Loan Asset or a Project Finance Loan Asset, including for the avoidance of doubt a Future Funding Advance made with respect to an existing CRE Loan Asset or an existing Project Finance Loan Asset.  For all purposes of this Agreement, upon inclusion of a Future Funding Advance in the Borrowing Base Amount pursuant to Section 2.14, such Future Funding Advance shall be deemed to be a part of the Eligible Loan Asset to which it relates.

“Permitted Collateral Liens” means:

(a) Liens pursuant to any Loan Document;

(b) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted (which actions or proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien), if adequate reserves with respect thereto are maintained on the books of the Parent or the applicable Subsidiary thereof in accordance with GAAP;

(c) Liens in favor of a bank or other financial institution arising as a matter of law or under a Control Agreement encumbering deposits (including the right of setoff) and which are within the general parameters customary in the banking industry so long as those deposits are not given in connection with the issuance or incurrence of Indebtedness;

(d) in the case of any CRE Loan Asset, commercially reasonable restrictions on transfers of such Loan Asset that are set forth in the documentation governing such Loan Asset; provided, that for the avoidance of doubt, in order to constitute a Permitted Collateral Lien under this clause (d), (i) any identified restricted transferees or categories thereof must be approved by the Administrative Agent and (ii) in no event may any such restrictions limit the ability to transfer (including by way of foreclosure) any portion of such Loan Asset to the Administrative Agent (or a Wholly Owned Subsidiary of one or more Secured Parties) for the benefit of the Secured Parties; and

(e) in the case of Project Finance Loan Assets, Permitted Project Finance Loan Asset Restrictions.

“Warehouse Lines” means, collectively, (i) each warehouse credit facility provided to any Subsidiary of the Parent on the Second Amendment Effective Date by one or more lenders that are not affiliated with the Parent, the material terms and provisions of which have been disclosed to the Administrative Agent in writing prior to the Second Amendment Effective Date (each, a “Second Amendment/Closing Date Warehouse Line”) and (ii) each warehouse credit facility provided to any Subsidiary of the Parent after the Second Amendment Effective Date by one or more lenders that are not affiliated with the Parent, the material terms and provisions of which (including, without limitation, advance rates and borrowing base eligibility criteria) are substantially similar to those set forth in one or more of the Second Amendment/Closing Date Warehouse Lines or the lender(s) of such warehouse credit facility are reasonably acceptable to the Administrative Agent.

1.3  Amendments to Section 2.14(a).

1.3.1.  Section 2.14(a)(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(i)            The Borrowers shall have provided the Administrative Agent with a written request for such Loan Asset to be included in calculation of the Borrowing Base Amount at least two (2) Business Days (or such shorter period of time as agreed to by the Administrative Agent in writing) prior to its inclusion, which request shall be accompanied by (A) in the case of a Loan Asset other than a Future Funding Advance, a draft of a credit memorandum regarding such Loan Asset, in form reasonably satisfactory to the Administrative Agent (it being agreed that the forms attached as Exhibits K-1 and K-2 hereto with respect to CRE Loan Assets and Project Finance Loan Assets, respectively, are satisfactory to the Administrative Agent) and (B) in the case of a Future Funding Advance, a list identifying the amount of each advance included in such Future Funding Advance and the existing Eligible Loan Asset to which each such advance relates.

1.3.2. Section 2.14(a)(ii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(ii)           A Borrower shall:

(A)     be the sole owner of such Loan Asset;

(B)      with respect to any Loan Asset that is a CRE Loan Asset, be the exclusive administrative agent, collateral agent, trustee and any similar agent or servicer under such Loan Asset if the documents evidencing or governing such Loan Asset include the designation of any such Person or, in the case of any such agent, trustee or servicer, have the exclusive right to direct, appoint and remove such agent, trustee or servicer; and

(C)      with respect to any Loan Asset that is a CRE Loan Asset, have the exclusive right (whether by virtue of (i) the express terms of the documents evidencing or governing such Loan Asset, (ii) a co-lender or similar agreement among the lenders to such Loan Asset, (iii) its status as administrative agent, collateral agent, trustee or similar agent or servicer under such Loan Asset or (iv) the percentage of loans held by such Borrower in respect of such Loan Asset) to act on behalf of all lenders party to such Loan Asset, without the consent or approval of any other lender party thereto, with respect to all matters, including (x) waivers, consents and amendments of all provisions contained in the documents evidencing or governing such Loan Asset, (y) decisions with respect to matters involving any collateral securing such Loan Asset and (z) the exercise of rights and remedies under such Loan Asset.

1.3.3. Section 2.14(a)(iii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(iii)             The Parent shall have delivered to the Administrative Agent a certificate, executed by a Responsible Officer of the Parent (an “Loan Asset Designation Certificate”), certifying to the Administrative Agent and the Lenders that either (x) the Parent believes in its reasonable, good faith judgment that such Loan Asset satisfies all criteria necessary for such Loan Asset to be an “eligible asset” (or similar term) under at least one Warehouse Line (any such Loan Asset, a “Warehouse Asset”) or (y) with respect to any Loan Asset that is a CRE Loan Asset, (A) such Loan Asset is not a Warehouse Asset, (B) the Loan-to-Value Ratio of such Loan Asset (a reasonably detailed calculation of which shall be included in such Loan Asset Designation Certificate) does not exceed (1) in the case of an Loan Asset that is secured by one or more apartment/multi-family properties, eighty percent (80%) and (2) in the case of any other Loan Asset, seventy-five percent (75%) and (C) the Requisite Sale/Syndication Efforts are being made with respect to such Loan Asset (any such Loan Asset satisfying all of the criteria of this subclause (y), a “Non-Warehouse Asset”).

1.3.4. Section 2.14(a)(iv) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(iv)          (x) Such Loan Asset shall be secured by a first mortgage on a Property (provided that this clause (x) shall not apply with respect to any mezzanine loan comprising such Loan Asset so long as the related commercial mortgage loan is secured by a first mortgage on a Property), (y) in the case of a CRE Loan Asset, unless an Approved Appraisal with respect to the Property that secures such Loan Asset has been delivered to the Administrative Agent pursuant to the following clause (z), shall be the subject of a draft appraisal delivered to the Administrative Agent which draft, if issued, would constitute an Approved Appraisal and (z) in the case of a CRE Loan Asset, the Property that secures such Loan Asset shall, within forty five (45) days after the inclusion of such Loan Asset in the calculation of the Borrowing Base Amount, be the subject of an Approved Appraisal delivered to the Administrative Agent.

1.3.5. Section 2.14(a)(vi) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(vi)          Such Loan Asset (A) shall be denominated in U.S. dollars and the Property securing such Loan Asset shall be located in the continental United States or, in the case of any Project Finance Loan Asset, in Canada, Mexico, Wales, Northern Ireland, Scotland, England or any nation that is a member state of the European Union and (B) if such Loan Asset is a Future Funding Advance, the aggregate principal amount thereof is not less than $10,000,000.

1.3.6. Section 2.14(a)(viii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(viii)        In the case of a Project Finance Loan Asset, such Project Finance Loan Asset is a Warehouse Asset.

1.4  Section 5.03 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

5.03      Governmental Authorization; Other Consents.  Other than notices and consents required under the terms of any of the Eligible Loan Assets or Pledged Additional Collateral Assets (all of which have been given or obtained), no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) except for the filing of UCC financing statements and the delivery of Control Agreements, the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof, subject to Permitted Collateral Liens).  In addition, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the enforcement of any Loan Party of, or the exercise by the Administrative Agent or any Lender of its rights under, the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, other than, with respect to foreclosure upon or transfer of (i) any Eligible Loan Asset, notices and consents contemplated by clause (d) or (e), as applicable, of the definition of “Permitted Collateral Liens” and (ii) any Pledged Additional Collateral Asset, notices that may be required under, and restrictions on permitted transferees that may be set forth in, the documentation governing such Pledged Additional Collateral Asset (but only to the extent such restrictions on permitted transferees of such Pledged

Additional Collateral Asset are reasonably standard and customary for loans or other debt investments that are the same type as such Pledged Additional Collateral Asset).

1.5  Section 5.27 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 5.27  Beneficial Ownership.  As of the Second Amendment Effective Date, each Increase Effective Date and the date that an extension of the First Extended Maturity Date pursuant to Section 2.12(b) becomes effective, the information included in each Beneficial Ownership Certification delivered to the Administrative Agent and/or any Lender on such date is true and correct in all respects.

1.6  Subsection (c) of Section 7.12 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(c)         Leverage Ratio.  Permit the Leverage Ratio for any Test Period to be greater than 0.80:1.00, as adjusted to remove the impact of consolidating any variable interest entities under the requirements of Accounting Standards Codification (“ASC”) Section 810 and/or transfers of financial assets accounted for as secured borrowings under ASC 860, as both ASC sections are amended, modified or supplemented from time to time.

1.7  Exhibit K to the Credit Agreement is amended to be titled “Eligible Loan Asset Credit Memorandum (CRE Loan Assets)”.

1.8  A new Exhibit K-2 is hereby added to the Credit Agreement after Exhibit K in the form attached to this Amendment as Annex I.

SECTION 2.   Amendment Extending the Initial Maturity Date.  The Credit Agreement is hereby amended by amending and restating the definition of “Initial Maturity Date” in its entirety as follows:

“Initial Maturity Date” means April 11, 2022.

SECTION 3.   Conditions of Effectiveness.

3.1  Section 1 Amendments.  The provisions of this Amendment (other than Section 2 hereof) shall become effective on the date the Administrative Agent shall have received counterparts of this Amendment duly executed by each of the Loan Parties, the Administrative Agent and Lenders constituting Majority Lenders (such date being referred to herein as the “Second Amendment Effective Date”).

3.2  Section 2 Amendment. The provisions of Section 2 of this Amendment shall become effective on the first date that the Administrative Agent shall have received counterparts of this Amendment duly executed by each of the Loan Parties, the Administrative Agent and each of the Lenders and all of the conditions precedent set forth below shall have been satisfied or waived in writing:

(a)         Fees.  The Borrowers shall have paid, by wire transfer of immediately available funds to the Persons entitled thereto, the fees set forth in that certain letter agreement dated as of the date hereof among the Administrative Agent, the Arranger and the Borrowers.

(b)         Corporate Documentation.   The Administrative Agent shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Loan Party to execute, deliver and perform this Amendment and of each of Responsible Officer thereof to act as a Responsible Officer in connection with this Amendment and the transactions contemplated hereby.

(c)         Opinions.  The Administrative Agent shall have received (i) a favorable opinion of Sidley Austin LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to the matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request and (ii) a favorable opinion of Morrison & Foerster LLP, Maryland counsel to the Parent, addressed to the Administrative Agent and each Lender, as to such matters concerning the Parent and the Loan Documents to which the Parent is a party as the Administrative Agent may reasonably request.

(d)  Beneficial Ownership.  Upon the request of any Lender made at least ten days prior to the Second Amendment Effective Date, each Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the U.S. Patriot Act, in each case at least five days prior to the Second Amendment Effective Date.  At least five days prior to the Second Amendment Effective Date, if either Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation it shall deliver to each Lender that so requests the same at least ten days prior to the effectiveness of such extension a Beneficial Ownership Certification in relation to such Borrower.

(e)  Additional Information.  The Administrative Agent shall have received such other assurances, information, certificates, documents, instruments or consents as the Administrative Agent reasonably may require.

SECTION 4.   Representations and Warranties.  After giving effect to this Amendment, the Loan Parties, jointly and severally, reaffirm and restate the representations and warranties set forth in the Credit Agreement and in the other Loan Documents and all such representations and warranties shall be true and correct in all material respects (or, in the case of Section 5.27, in all respects) on and as of the date hereof, except to the extent that (i) such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, (i) any representation or warranty that is already by its terms qualified as to “materiality”,  “Material Adverse Effect” or similar language shall be true and correct in all respects as of such applicable date (including such earlier date set forth in the foregoing clause (i)) after giving effect to such qualification and (iii) the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01.  Each of the Loan Parties represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Administrative Agent and the Lenders that:

(a)  it has the power and authority to execute, deliver and carry out the terms and provisions of this Amendment and the transactions contemplated hereby and has taken or caused to be taken all necessary action to authorize the execution, delivery and performance of this Amendment and the transactions contemplated hereby;

(b)  no consent of any Person (including, without limitation, any of its equity holders or creditors), and no action of, or filing with, any governmental or public body or authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Amendment;

(c)  this Amendment has been duly executed and delivered on its behalf by a duly authorized officer, and constitutes its legal, valid and binding obligation enforceable in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally and the exercise of judicial discretion in accordance with general principles of equity;

(d)  no Default or Event of Default has occurred and is continuing;

(e)  the execution, delivery and performance of this Amendment will not violate any law, statute or regulation, or any order or decree of any court or governmental instrumentality, or conflict with, or result in the breach of, or constitute a default under, any contractual obligation of any Loan Party or any of its Subsidiaries; and

(f)   nothing contained in this Amendment, including the amendments to the Credit Agreement effected pursuant hereto, (i) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred, or (ii) requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.

SECTION 5.   Affirmation of Guarantors.  Each Guarantor hereby approves and consents to this Amendment and the transactions contemplated by this Amendment and agrees and affirms that its guarantee of the Obligations continues to be in full force and effect and is hereby ratified and confirmed in all respects and shall apply to the Credit Agreement, as amended hereby, and all of the other Loan Documents, as such are amended, restated, supplemented or otherwise modified from time to time in accordance with their terms.

SECTION 6.   Costs and Expenses.  The Loan Parties acknowledge and agree that their payment obligations set forth in Section 11.04 of the Credit Agreement include the costs and expenses incurred by the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and any other documentation contemplated hereby (whether or not this Amendment becomes effective or the transactions contemplated hereby are consummated and whether or not a Default or Event of Default has occurred or is continuing), including, but not limited to, the reasonable fees and disbursements of Arnold & Porter Kaye Scholer LLP, counsel to the Administrative Agent.

SECTION 7.   Ratifications.

(a)         Except as herein agreed, the Credit Agreement and the other Loan Documents remain in full force and effect and are hereby ratified and affirmed by the Loan Parties.

(b)         This Amendment shall be limited precisely as written and, except as expressly provided herein, shall not be deemed (i) to be a consent granted pursuant to, or a waiver, modification or forbearance of, any term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or a waiver of any Default or Event of Default under the Credit Agreement, whether or not known to the Administrative Agent or any of the Lenders, or (ii) to prejudice any right or remedy which the Administrative Agent or any of the Lenders may now have or have in the future against any Person under or in connection with the Credit Agreement, any of the instruments or agreements referred to therein or any of the transactions contemplated thereby.

(c)         Each Loan Party party to the Security Agreement hereby (i) affirms its obligations under the Security Agreement, (ii) confirms its grant of a security interest in and the Lien on the Collateral of such Loan Party contained in the Security Agreement and (ii) acknowledges and agrees that the Liens granted by such Loan  Party to the Administrative Agent, for the benefit of the Secured Parties, in the Security Agreement are and remain valid and perfected Liens in the Collateral of such Loan Party securing the payment and performance of all of the Obligations.  Each Loan Party party to the Pledge Agreement hereby (i) affirms its obligations under the Pledge Agreement, (ii) confirms its grant of a security interest in and the Lien on the Collateral of such Loan Party contained in the Pledge Agreement and (iii) acknowledges and agrees that the Liens granted by such Loan  Party to the Administrative Agent, for the benefit of the Secured Parties, in the Pledge Agreement are and remain valid and perfected Liens in the Collateral of such Loan Party securing the payment and performance of all of the Obligations.

SECTION 8.   Modifications.  Neither this Amendment, nor any provision hereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the parties hereto.

SECTION 9.   References.  The Loan Parties acknowledge and agree that this Amendment constitutes a Loan Document. Each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in each other Loan Document (and the other documents and instruments delivered pursuant to or in connection therewith) to the “Credit Agreement”,  “thereunder”,  “thereof” or words of like import, shall mean and be a reference to the Credit Agreement as modified hereby and as the Credit Agreement may in the future be amended, restated, supplemented or modified from time to time.

SECTION 10.   Counterparts.  This Amendment may be executed by the parties hereto individually or in combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page by telecopier or electronic mail (in a .pdf format) shall be effective as delivery of a manually executed counterpart.

SECTION 11.   Successors and Assigns.  The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 12.   Severability.  If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

SECTION 13.   Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

SECTION 14.   Headings.  Section headings in this Amendment are included for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

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IN WITNESS WHEREOF, the Loan Parties, the Administrative Agent and each of the undersigned Lenders have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:

STARWOOD PROPERTY MORTGAGE SUB-10, L.L.C.
STARWOOD PROPERTY MORTGAGE SUB-10-A, L.L.C.

By:	/s/ Andrew J. Sossen
Name: Andrew J. Sossen
Title: Authorized Signatory of each entity listed above

GUARANTORS:

STARWOOD PROPERTY TRUST, INC.
STARWOOD PROPERTY MORTGAGE SUB-10 HOLDCO, L.L.C.
STARWOOD PROPERTY MORTGAGE SUB-10-A HOLDCO, L.L.C.
SPT ACQUISITIONS HOLDCO, LLC
SPT ACQUISITIONS SUB-1, LLC
SPT ACQUISITIONS SUB-1-A, LLC

By:	/s/ Andrew J. Sossen
Name: Andrew J. Sossen
Title: Authorized Signatory of each entity listed above

Signature Page to Second Amendment to SPT Third Amended and Restated Revolving Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Mollie S. Canup
Name: Mollie S. Canup
Title: Vice President

Signature Page to Second Amendment to SPT Third Amended and Restated Revolving Credit Agreement

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Dennis Kwan
Name: Dennis Kwan
Title: Senior Vice President

Signature Page to Second Amendment to SPT Third Amended and Restated Revolving Credit Agreement

CITIBANK, N.A., as a Lender

By:	/s/ David Bouton
Name: David Bouton
Title: Authorized Signatory

Signature Page to Second Amendment to SPT Third Amended and Restated Revolving Credit Agreement

BARCLAYS BANK PLC, as a Lender

By:	/s/ Sean Duggan
Name: Sean Duggan
Title: Vice President

Signature Page to Second Amendment to SPT Third Amended and Restated Revolving Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Annie Chung
Name: Annie Chung
Title: Director

By:	/s/ Douglas Darman
Name: Douglas Darman
Title: Director

Signature Page to Second Amendment to SPT Third Amended and Restated Revolving Credit Agreement

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Annie Carr
Name: Annie Carr
Title: Authorized Signatory

Signature Page to Second Amendment to SPT Third Amended and Restated Revolving Credit Agreement

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Matthew Griffith
Name: Matthew Griffith
Title: Executive Director

Signature Page to Second Amendment to SPT Third Amended and Restated Revolving Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ William O’Daly
Name: William O’Daly
Title: Authorized Signatory

By:	/s/ Brady Bingham
Name: Brady Bingham
Title: Authorized Signatory

Signature Page to Second Amendment to SPT Third Amended and Restated Revolving Credit Agreement

ANNEX I TO SECOND AMENDMENT TO

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

EXHIBIT K-2

FORM OF ELIGIBLE LOAN ASSET CREDIT MEMORANDUM

(PROJECT FINANCE LOAN ASSETS)

On file with Administrative Agent.